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                                                                   EXHIBIT 10.38


STATE OF SOUTH CAROLINA      )                         SECOND AMENDMENT TO THE
                             )                         AMENDED AND RESTATED PLAN
COUNTY OF RICHLAND           )




         THIS AGREEMENT, made as of this _____ day of January, 1997, by RESOURCE BANCSHARES MORTGAGE GROUP, INC. (the "Company")


                              W I T N E S S E T H:


         WHEREAS, the Company maintains the Resource Bancshares Mortgage Group, Inc. Retirement Savings Plan, effective as of July 1, 1993 (the "Plan") for the benefit of the eligible employees; and

         WHEREAS, effective April 1, 1996, the Company amended and restated the Plan into a prototype plan utilizing the Fidelity Prototype Plan Basic Plan Document No. 07 and the applicable adoption agreement (the "Restated Plan"); and

         WHEREAS, in the opinion of the Board of Directors of the Company, the provisions of the Restated Plan should be amended so as (1) to shorten the Restated Plan's eligibility requirements from one year to six months, (2) to allow monthly entry dates, rather than two entry dates per year, and (3) to allow monthly changes in deferral elections, rather than two deferral election periods per year; and

         WHEREAS, in Section 10.1 of the Restated Plan, the Company reserved the right by action of its Board of Directors to amend the Restated Plan.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company covenants and agrees that the Restated Plan as set forth is amended as follows:

         1. Effective April 1, 1997, Section 1.03(a)(1) of the Restated Plan shall be amended by deleting "one Year of Service. (1,000 Hours of Service is required during the Eligibility Computation Period.)" and inserting in its place "six consecutive months of service (no minimum number Hours of Service can be required)."

         2. Effective April 1, 1997, Section 1.03(b) of the Restated Plan shall be amended by deleting "the first day of each Plan Year and the date six months later." and inserting "the first day of each month."

         3. Effective April 1, 1997, Section 1.05(b)(1)(A) of the Restated Plan shall be amended by deleting "As of the next Entry Date." and inserting "As of the first day of each month."




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         The Company reserves the right by action of the Board of Directors to amend at any time any of the terms and provisions of this Second Amendment. Except as expressly or by necessary implication amended hereby, the Restated Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers as of the day and year first above written.

                                           RESOURCE BANCSHARES
                                           MORTGAGE GROUP, INC.

                                           By:


[CORPORATE SEAL]

ATTEST:


John W. Currie, Secretary